Lueder, Larkin & Hunter, LLC
ALTA Universal ID:
12345 Veterans Memorial Highway
Douglasville, GA 30134

File No./Escrow No. :	GA-DG-25-0819-PUR
Print Date & Time:	August 15, 2025 5:14 pm
Officer/Escrow Officer :	Heather M. Ison
Settlement Location :	12345 Veterans Memorial Highway Douglasville, GA 30134
Property Address:	1246 Elgin Way Riverdale, GA 30296
Buyer:	Co-Creation Agency LLC PO Box 2513 Duluth, GA 30096
Seller:	Landa App LLC - 1246 Elgin Way Riverdale GA LLC 105 W 125th St New York, NY 10027
Lender:	Finger Lakes Funding, Inc.
Settlement Date:	August 18, 2025
Disbursement Date:	August 18, 2025

Seller		Description	Buyer	
Debit	Credit		Debit	Credit
		Financial		
	135,000.00	Sale Price of Property	135,000.00	
		Loan Amount		134,882.61
		Prorations/Adjustments		
1,943.39		County Taxes 01/01/25 - 08/17/25		1,943.39
		Other Loan Charges		
		E-Recording Service/Review Fee to Simplifile/Lueder, Larkin & Hunter, LLC	20.00	
		Title Charges and Escrow/Settlement Charges		
		Closing Fee (Purchase) to Lueder, Larkin & Hunter, LLC	450.00	
125.00		Seller Post-Closing Fee to Lueder, Larkin & Hunter, LLC		
		Title Binder to Lueder, Larkin & Hunter, LLC	75.00	

Seller		Description	Buyer	
Debit	Credit		Debit	Credit
		Title Charges and Escrow/Settlement Charges (continued)		
		Title Exam/Review to Lueder, Larkin & Hunter, LLC	150.00	
		Government Recording and Transfer Charges		
		Transfer Tax to Clerk of Superior Court	135.00	
		Payoff(s)		
97,986.90		Payoff of First Mortgage Loan to NewRez Loan Payoff 97,936.78 Additional Interest From: 50.12 08/31/25 Through: 08/18/25 @ 12.530000 Per Diem plus 17 Extra Days Total Payoff 97,986.90		
		Miscellaneous		
		Prepare/Record Documents to Clerk of Superior Court/LLH	125.00	
		Owner's Title Insurance to Clerk of Superior Court Coverage: 135,000.00 Premium: 871.00	871.00	

Seller			Buyer	
Debit	Credit		Debit	Credit
100,055.29	135,000.00	**Subtotals**	136,826.00	136,826.00
34,944.71		**Due to Seller**		
135,000.00	135,000.00	**Totals**	136,826.00	136,826.00

ACKNOWLEDGMENT AND RECEIPT OF CLOSING DISCLOSURE/ALTA SETTLEMENT STATEMENT

Settlement Agent:	Lueder, Larkin & Hunter, LLC
Date:	August 18, 2025
Buyer:	Co-Creation Agency LLC
Seller:	Landa App LLC - 1246 Elgin Way Riverdale GA LLC
Lender:	Finger Lakes Funding, Inc.
Property Address:	1246 Elgin Way, Riverdale, GA 30296

Buyer and Seller acknowledge that each has received, reviewed, and approved the entries appearing on the Closing Disclosure and/or ALTA Settlement Statement, and each acknowledges receipt of a copy of same. Buyer acknowledges receipt of a copy of the Closing Disclosure, if any, at least three days prior to consummation of the loan transaction, and Buyer further acknowledges receipt and disbursement on his behalf of the loan proceeds in full. Seller acknowledges receipt and payment in full of the proceeds due Seller from the settlement. Seller warrants the accuracy of all payoff amounts for outstanding liens and encumbrances; if any deficiency occurs, Seller shall promptly remit the same to the Settlement Agent.

If the proration of taxes and assessments was made based on estimated amounts prior to receipt of current actual bills, Buyer and Seller agree to adjust the prorations shown on the Closing Disclosure and/or ALTA Settlement Statement between themselves when current actual bills are received. The payment of all outstanding taxes and assessments and re-assessments not paid at settlement are assumed by Buyer. The tax digest for some counties and municipalities has not been approved by the State. Buyer and Seller understand and acknowledge there may be additional real property taxes resulting from increased or amended assessments and agree to adjust the proration of taxes between themselves upon rebilling and Buyer and Seller hereby release Lueder, Larkin & Hunter, LLC from any liability or obligation relating thereto.

As a material part of the sale price and for value received, Seller assigns, transfers and conveys without recourse the liability for the payment of ad valorem taxes to Buyer, the vested transferee, and Buyer accepts the assignment and agrees to be responsible and to pay the ad valorem taxes concerning the property for the current tax year and for all future years as contemplated in O.C.G.A. § 48-3-3 (d).

Nothing herein shall relieve either party from any obligation to re-prorate property taxes based on actual tax bills differing from the estimated figures used to calculate property tax prorations on the closing statement.

Buyer and Seller acknowledge that Lueder, Larkin & Hunter, LLC and Lender make no representations as to the status of any outstanding or past due utility bills applicable to the property. The status of such items shall be determined by and are the responsibility of the Buyer and Seller.

Buyer and Seller agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement they shall promptly execute such corrective documents and remit such sums as may be required to adjust or correct such errors or omissions.

Buyer hereby acknowledges that a real property tax return and application for homestead exemption may be required by law and is to be filed with the county tax collector in which the property lies promptly after settlement, and that such filings are the sole responsibility of Buyer. Seller warrants that all required tax return and applicable exemption applications have been filed for the current tax year. Seller further agrees to reimburse Buyer for any penalties caused by Seller's failure to file a proper and timely return.

Buyer hereby acknowledges that Lueder, Larkin & Hunter, LLC is not responsible for verifying whether the property is subject to any code enforcement action by any municipality. If, prior to closing, Lueder, Larkin & Hunter, LLC is made aware of any pending code enforcement action or violation, Lueder, Larkin & Hunter, LLC will make attempts to determine the amounts owed or due, if any, and collect them from the Seller at closing. Buyer hereby acknowledges and understands that any attempt to collect any amounts owed or due is done so as a courtesy to the parties and shall not be construed as an affirmative obligation of Lueder, Larkin & Hunter, LLC. Furthermore, Buyer agrees to purchase the property subject to code enforcement actions, fines, or violations if not properly addressed or satisfactorily remedied.

Buyer and Seller hereby agree to indemnify and hold harmless Lueder, Larkin & Hunter, LLC and Windward Title, LLC for the subject property with respect to any code enforcement fines, penalties or actions that may have been due in the past, are currently due at the time of closing, or that may become due in the future.

The LIBOR index for short-term adjustable rate notes and other debt instruments will be replaced as of December 31, 2021. Buyer/Borrower acknowledges that a replacement for LIBOR has not yet been determined and Buyer/Borrower should seek appropriate counsel in order to negotiate with the Lender regarding the replacement index for their loan, if applicable. The law firm of Lueder, Larkin & Hunter, LLC does not represent the Buyer in today's transaction nor any future transaction where the negotiation of a LIBOR index replacement is at issue.

As part of the consideration of this sale, if any, the contract between the parties is by reference incorporated herein and made a part hereof; only the terms and conditions listed below shall survive the settlement and shall not merge upon delivery of the deed by Seller to Buyer; if no terms and conditions are listed below, then no contract terms and conditions shall survive. Items to survive: ALL ITEMS TO SURVIVE.

I/We understand that Lueder, Larkin & Hunter, LLC has substantial common ownership with Windward Title, LLC and that monies paid to Lueder, Larkin & Hunter, LLC may provide Windward Title, LLC a financial or other benefit.

BUYER:

Co-Creation Agency LLC

BY: ____________________
Monique Watson
Sole Member

SELLER:

Landa App LLC - 1246 Elgin Way Riverdale GA LLC

BY: ____________________
Brian Glick
Authorized Signer

Lueder, Larkin & Hunter, LLC

____

Buyer hereby acknowledges that Lueder, Larkin & Hunter, LLC is not responsible for verifying whether the property is subject to any code enforcement action by any municipality. If, prior to closing, Lueder, Larkin & Hunter, LLC is made aware of any pending code enforcement action or violation, Lueder, Larkin & Hunter, LLC will make attempts to determine the amounts owed or due, if any, and collect them from the Seller at closing. Buyer hereby acknowledges and understands that any attempt to collect any amounts owed or due is done so as a courtesy to the parties and shall not be construed as an affirmative obligation of Lueder, Larkin & Hunter, LLC. Furthermore, Buyer agrees to purchase the property subject to code enforcement actions, fines, or violations if not properly addressed or satisfactorily remedied.

Buyer and Seller hereby agree to indemnify and hold harmless Lueder, Larkin & Hunter, LLC and Windward Title, LLC for the subject property with respect to any code enforcement fines, penalties or actions that may have been due in the past, are currently due at the time of closing, or that may become due in the future.

The LIBOR index for short-term adjustable rate notes and other debt instruments will be replaced as of December 31, 2021. Buyer/Borrower acknowledges that a replacement for LIBOR has not yet been determined and Buyer/Borrower should seek appropriate counsel in order to negotiate with the Lender regarding the replacement index for their loan, if applicable. The law firm of Lueder, Larkin & Hunter, LLC does not represent the Buyer in today's transaction nor any future transaction where the negotiation of a LIBOR index replacement is at issue.

As part of the consideration of this sale, if any, the contract between the parties is by reference incorporated herein and made a part hereof; only the terms and conditions listed below shall survive the settlement and shall not merge upon delivery of the deed by Seller to Buyer; if no terms and conditions are listed below, then no contract terms and conditions shall survive. Items to survive: ALL ITEMS TO SURVIVE.

I/We understand that Lueder, Larkin & Hunter, LLC has substantial common ownership with Windward Title, LLC and that monies paid to Lueder, Larkin & Hunter, LLC may provide Windward Title, LLC a financial or other benefit.

BUYER:

Co-Creation Agency LLC

BY:____________________
Monique Watson
Sole Member

SELLER:

Landa App LLC - 1246 Elgin Way Riverdale GA LLC

BY:____________________
Brian Glick
Authorized Signer

Lueder, Larkin & Hunter, LLC

____